Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:

Tawni Adams
(623) 587-2686

PetSmart Media Line
623-587-2177

PETSMART REPORTS RESULTS FOR THE THIRD QUARTER 2007

•	Earnings of $0.23 per Share
•	Services Sales Growth of 23 Percent
•	Comp Sales Growth of 1.4 Percent
•	Total Sales Growth of 7.8 Percent

PHOENIX — November 14, 2007 — PetSmart, Inc. (NASDAQ: PETM), today reported net income of $29.5 million, or $0.23 per diluted share, for the third fiscal quarter of 2007. That compares with net income of $31.7 million, or $0.23 per diluted share, for the third quarter of fiscal 2006.
     Included in the company’s third quarter 2007 results is $4.7 million of pre-tax expense to exit the State Line Tack business. The net expense includes accelerated depreciation of assets, severance and costs to remerchandise the former equine sections of our stores. Also included in the third quarter results is a pre-tax benefit of $5.5 million for the recognition of gift card breakage.
     “For the quarter, we weathered the top line impacts of a tough consumer environment and our decision to exit our State Line Tack business and managed inventory and expenses well. We are headed into the holiday season with a solid business model, the right amount of inventory and a good assortment on the shelf to delight the customer,” said Phil Francis, chairman and CEO.
     Net sales for the third quarter of 2007 were $1.12 billion, compared to $1.03 billion for the same period in 2006, and comparable store sales — or sales in stores open at least a year — grew 1.4 percent in the third quarter, on top of 6.8 percent in the same period in 2006.
     Pet services sales were $111 million during the third quarter of 2007, up 23 percent from the same period last year.
     PetSmart opened 31 new stores and closed four locations during the third quarter of 2007, which compares with 28 new stores and four closures during the third quarter of 2006.

Share repurchase and dividend payments
     During the third quarter of 2007, PetSmart initiated an accelerated share repurchase program, or ASR, in the amount of $225 million and outstanding shares were reduced by approximately 6.2 million shares under the program. The Company expects outstanding shares will be reduced by approximately 775,000 additional shares before the ASR program ends on or before January 31, 2008. After the completion of the ASR, the Company will have $75 million available under its current $300 million share purchase authorization.
     As previously announced, the company paid a dividend of $0.03 per share on August 10, 2007, to shareholders of record at the close of business on July 27, 2007.
Outlook
     PetSmart projects comparable store sales growth in the low-single digits for the fourth quarter of 2007.
     The company estimates earnings of $0.70 to $0.74 per share in the fourth quarter. For all of 2007, PetSmart expects earnings of $2.05 to $2.09 per share which includes $0.48 per share from the sale of a portion of its shares in MMI Holdings, Inc., the third party operator of its in-store Banfield veterinary hospitals, in the first quarter of 2007. Also included is a loss of approximately $0.07 per share related to exiting the State Line Tack business and an estimated $0.08 per share benefit for a 53rd week of sales in 2007.
Conference call information
     PetSmart management has scheduled a teleconference for 4:30 p.m. (EST) today to discuss results for the third quarter of 2007 as well as the current outlook. This teleconference will be Web-cast live for all investors at www.petm.com or www.streetevents.com. The Web-cast will be available until the company announces results for the fourth quarter of 2007. In addition, you can listen to the call live by dialing 866-804-3546 (within the United States and Canada) or 703-639-1327 (for international callers), code 1158867. A phone replay will be available through November 30, 2007, at 888-266-2081 in the United States and Canada, or at 703-925-2533 for international callers, code 1158867.
About PetSmart
     PetSmart, Inc. is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company operates more than 993 pet stores in the United States and Canada, a growing number of in-store PetsHotel cat and dog boarding facilities, and is a leading online provider of pet supplies and pet care information (www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and pet products; and offers complete pet training, pet grooming, pet boarding, doggie day camp and pet adoption services. Since 1994, PetSmart Charities, Inc., an independent 501(c)(3) non-profit animal welfare organization, has donated more than $52 million to animal welfare programs and, through its in-store pet adoption programs, has saved the lives of more than 3 million pets.
Forward-looking statements
     This news release contains forward-looking statements including statements relating to future revenue growth and goals, our expectations regarding the exit from our State Line Tack product line, our expectations regarding the reduction of outstanding shares as a result of our accelerated share repurchase program and future business opportunities that involve substantial risks and uncertainties. Such risks and uncertainties include, but are not limited to, general economic conditions, competitive forces, our ability to successfully exit the State Line Tack product line and our ability to manage our operations and growth. Actual results and developments may therefore differ materially from those described in this release. For more information about PetSmart, Inc., and risks arising when investing in PetSmart, Inc., you are directed to the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
Statement of utility
     PetSmart continues to provide all information required in accordance with Generally Accepted Accounting Principles (GAAP), but it believes evaluating its ongoing operating results may be difficult if an investor is limited to reviewing only GAAP financial measures. Accordingly, PetSmart uses non-GAAP financial measures of its performance internally to evaluate its ongoing operations and to allocate resources within the organization.
     PetSmart’s management does not itself, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures used by PetSmart may not be consistent with the presentation of similar companies in PetSmart’s industry. However, PetSmart presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate PetSmart’s operating results in a manner that focuses on what it believes to be its ongoing business operations.
     PetSmart’s management believes it is useful for itself and investors to review both GAAP information and non-GAAP measures of income before income tax expense and earnings per share. For the third quarter of 2007, the non-GAAP measures exclude the effect of net expense from the exit of the State Line Tack product line. PetSmart’s management believes these measures allow investors to have a better understanding of the overall performance of PetSmart’s business and its ability to perform in subsequent periods.
     Management believes the inclusion of these non-GAAP financial measures provides consistency and comparability of financial results and better enables investors to evaluate the ongoing operations and prospects of PetSmart by providing better comparisons. Whenever PetSmart uses such a non-GAAP financial measure, it strives where possible to provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

PetSmart, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share and store data)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Thirty-Nine Weeks Ended		Thirty-Nine Weeks Ended
	October 28, 2007	% of Sales	October 29, 2006	% of Sales	October 28, 2007	% of Sales	October 29, 2006	% of Sales
Net sales	$1,115,916	100.00%	$1,034,810	100.00%	$3,344,222	100.00%	$3,066,948	100.00%
Cost of sales	784,387	70.29%	726,201	70.18%	2,327,892	69.61%	2,143,277	69.88%

Gross profit	331,529	29.71%	308,609	29.82%	1,016,330	30.39%	923,671	30.12%

Operating, general and administrative expenses	271,920	24.37%	252,147	24.37%	795,401	23.78%	730,548	23.82%

Operating income	59,609	5.34%	56,462	5.46%	220,929	6.61%	193,123	6.30%

Gain on sale of investments	—	0.00%	—	0.00%	95,363	2.85%	—	0.00%
Interest expense, net	(12,746)	-1.14%	(6,919)	-0.67%	(30,303)	-0.91%	(22,972)	-0.75%

Income before income tax expense and equity in income from investee	46,863	4.20%	49,543	4.79%	285,989	8.55%	170,151	5.55%
Income tax expense	(18,223)	-1.63%	(17,815)	-1.72%	(104,299)	-3.12%	(62,029)	-2.02%
Equity in income from investee, net of tax	812	0.07%	—	0.00%	1,593	0.05%	—	0.00%

Net income	$29,452	2.64%	$31,728	3.07%	$183,283	5.48%	$108,122	3.53%

Basic earnings per share	$0.23		$0.23		$1.40		$0.79

Diluted earnings per share	$0.23		$0.23		$1.37		$0.77

Weighted average shares outstanding — basic	127,431		135,041		130,979		136,719
Weighted average shares outstanding — diluted	130,528		138,714		134,216		140,348

Stores open at beginning of each period	966		863		908		826
Stores opened during each period	31		28		94		70
Stores closed during each period	(4)		(4)		(9)		(9)
Stores open at end of each period	993		887		993		887

PetSmart, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	October 28,	January 28,
	2007	2007
Assets
Cash and cash equivalents	$57,493	$148,799
Short-term investments	—	19,200
Restricted cash and short-term investments	—	60,700
Receivables, net	42,881	36,541
Merchandise inventories	530,131	487,400
Other current assets	110,242	90,629

Total current assets	740,747	843,269
Property and equipment, net	1,194,909	1,032,421
Deferred income taxes	85,733	97,648
Other noncurrent assets	99,100	80,139

Total assets	$2,120,489	$2,053,477

Liabilities and Stockholders’ Equity
Accounts payable and bank overdraft	$200,438	$179,638
Other current liabilities	293,498	321,077
Current maturities of capital lease obligations	23,654	17,667

Total current liabilities	517,590	518,382
Long-term debt	80,000	—
Capital lease obligations	498,707	431,334
Deferred rents and other noncurrent liabilities	119,544	102,867

Total liabilities	1,215,841	1,052,583
Stockholders’ equity	904,648	1,000,894

Total liabilities and stockholders’ equity	$2,120,489	$2,053,477

PetSmart, Inc. and Subsidiaries
Reconciliation of non-GAAP to GAAP Measures
(Unaudited)

	Thirteen Weeks Ended	Thirty-nine Weeks Ended
	October 28, 2007	October 28, 2007
	(in millions)
GAAP income before income tax expense and equity in income from investee	$46.9	$286.0
Equine product line exit	4.7	14.6
Gain on sale of MMIH stock	—	(95.4)

Adjusted income before income tax expense and equity in income from investee	$51.6	$205.2

	Thirteen Weeks Ended	Thirty-nine Weeks Ended
	October 28, 2007	October 28, 2007
GAAP diluted earnings per share	$0.23	$1.37
Equine product line exit	0.02	0.07
Gain on sale of MMIH stock	—	(0.48)

Adjusted diluted earnings per share	$0.25	$0.96

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